                                                            EXHIBIT 23.1 (iv)(a)


                                     [LETTERHEAD]


                          CONSENT OF INDEPENDENT ACCOUNTANTS


                                    --------------




We hereby consent to the incorporation by reference in the registration statement of PETsMART, Inc. and Subsidiaries on Form S-8, Registration No. to be assigned on or about November 4, 1996, of our report dated April 21, 1995, on our audits of the financial statements (not included separately in the Annual Report on Form 10-K) of The Pet Food Giant, Inc., as of December 31, 1994 and December 25, 1993 and for each of the two years ended December 31, 1994, which report is included on Form 10-K of PETsMART, Inc. for the fiscal year ended January 28, 1996.

                                            /s/ Coopers & Lybrand L.L.P.

                                            COOPERS & LYBRAND L.L.P.



Parsippany, New Jersey
November 1, 1996

                                                            EXHIBIT 23.1 (iv)(b)


                                     [LETTERHEAD]


                         CONSENT OF INDEPENDENT ACCOUNTANTS


                                  ------------------



We hereby consent to the incorporation by reference in the registration statement of PETsMART, Inc. and Subsidiaries on Form S-8, Registration No. to be assigned on or about November 4, 1996, of our report dated April 21, 1995, on our audits of the financial statements of The Pet Food Giant, Inc., as of December 31, 1994 and December 25, 1993 and for each of the two years ended December 31, 1994, which report is included on Form 8-K/A of PETsMART, Inc., dated January 30, 1996 filed on or about April 15, 1996.




                                            /s/ Coopers & Lybrand L.L.P.

                                            COOPERS & LYBRAND L.L.P.



Parsippany, New Jersey
November 1, 1996